Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. REPORTS SECOND QUARTER 2026 RESULTS

●	Second quarter comparable store sales growth of 6.0%
●	10% increase in second quarter diluted earnings per share to $0.86
●	$2.4 billion of share repurchases and $2.0 billion net cash provided by operating activities year-to-date

Springfield, MO, July 29, 2026 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq:  ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenue and earnings for its second quarter ended June 30, 2026.

2nd Quarter Financial Results

Brad Beckham, O’Reilly’s CEO, commented, “I would like to thank all of Team O’Reilly for their tremendous hard work and unwavering commitment to taking care of our customers each and every day.  We are very pleased to report another quarter of strong performance, highlighted by a comparable store sales increase of 6.0% and a 10% increase in diluted earnings per share.  Our Team continues to consistently execute our proven dual market strategy at a high level and delivered solid growth in both professional and DIY during the quarter.  We remain committed to taking market share by providing unsurpassed levels of service to our customers, supported by best-in-class parts availability.”

Sales for the second quarter ended June 30, 2026, increased $367 million, or 8%, to $4.89 billion from $4.53 billion for the same period one year ago.  Gross profit for the second quarter increased 8% to $2.52 billion (or 51.4% of sales) from $2.33 billion (or 51.4% of sales) for the same period one year ago.  Selling, general and administrative expenses (“SG&A”) for the second quarter increased 8% to $1.53 billion (or 31.3% of sales) from $1.41 billion (or 31.2% of sales) for the same period one year ago.  Operating income for the second quarter increased 8% to $986 million (or 20.2% of sales) from $914 million (or 20.2% of sales) for the same period one year ago.

Net income for the second quarter ended June 30, 2026, increased $46 million, or 7%, to $715 million (or 14.6% of sales) from $669 million (or 14.8% of sales) for the same period one year ago.  Diluted earnings per common share for the second quarter increased 10% to $0.86 on 829 million shares versus $0.78 on 858 million shares for the same period one year ago.

Year-to-Date Financial Results

Mr. Beckham concluded, “As a result of our strong performance in the first half of 2026, we are raising our full-year 2026 comparable store sales guidance to a range of 4% to 6%.  Our updated full-year sales outlook reflects our confidence in the strength of the underlying demand drivers within our industry, as well as our Team’s focus on providing the excellent customer service that drives long-term profitable growth.  Year-to-date, we have opened 110 net, new stores across North America, and we are on track to achieve our goal of 225 to 235 net, new store openings in 2026.”

Sales for the first six months of 2026 increased $791 million, or 9%, to $9.45 billion from $8.66 billion for the same period one year ago.  Gross profit for the first six months of 2026 increased 9% to $4.86 billion (or 51.5% of sales) from $4.45 billion (or 51.4% of sales) for the same period one year ago.  SG&A expenses for the first six months of 2026 increased 9% to $3.04 billion (or 32.1% of sales) from $2.79 billion (or 32.2% of sales) for the same period one year ago.  Operating income for the first six months of 2026 increased 10% to $1.83 billion (or 19.3% of sales) from $1.66 billion (or 19.1% of sales) for the same period one year ago.

Net income for the first six months of 2026 increased $112 million, or 9%, to $1.32 billion (or 14.0% of sales) from $1.21 billion (or 13.9% of sales) for the same period one year ago.  Diluted earnings per common share for the first six months of 2026 increased 13% to $1.58 on 836 million shares versus $1.40 on 861 million shares for the same period one year ago.

2nd Quarter Comparable Store Sales Results

Comparable store sales are calculated based on the change in sales for U.S. stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores, and sales to Team Members.  Online sales for ship-to-home orders and pick-up-in-store orders for U.S. stores open at least one year are included in the comparable store sales calculation.  Comparable store sales increased 6.0% for the second quarter ended June 30, 2026, on top of 4.1% for the same period one year ago.  Comparable store sales increased 7.0% for the six months ended June 30, 2026, on top of 3.9% for the same period one year ago.

Share Repurchase Program

During the second quarter ended June 30, 2026, the Company repurchased 16.7 million shares of its common stock, at an average price per share of $90.40, for a total investment of $1.51 billion.  During the first six months of 2026, the Company repurchased 26.7 million shares of its common stock, at an average price per share of $91.17, for a total investment of $2.43 billion.  Excise tax on shares repurchased, assessed at one percent of the fair market value of shares repurchased, was $24.3 million for the six months ended June 30, 2026.  Subsequent to the end of the second quarter and through the date of this release, the Company repurchased an additional 7.3 million shares of its common stock, at an average price per share of $86.81, for a total investment of $632 million.  The Company has repurchased a total of 1.50 billion shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $20.32, for a total aggregate investment of $30.42 billion.  As of the date of this release, the Company had approximately $1.33 billion remaining under its current share repurchase authorization.

Updated Full-Year 2026 Guidance

The table below outlines the Company’s updated guidance for selected full-year 2026 financial data:

For the Year Ending
December 31, 2026
Net, new store openings	225 to 235
Comparable store sales	4.0% to 6.0%
Total revenue	$18.9 billion to $19.2 billion
Gross profit as a percentage of sales	51.5% to 52.0%
Operating income as a percentage of sales	19.3% to 19.8%
Effective income tax rate	22.5%
Diluted earnings per share (1)	$3.20 to $3.30
Net cash provided by operating activities	$3.1 billion to $3.5 billion
Capital expenditures	$1.3 billion to $1.4 billion
Free cash flow (2)	$1.8 billion to $2.1 billion
(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Free cash flow is a non-GAAP financial measure. The table below reconciles Free cash flow guidance to Net cash provided by operating activities guidance, the most directly comparable GAAP financial measure:

		For the Year Ending
(in millions)		December 31, 2026
Net cash provided by operating activities		$3,110	to	$3,520
Less:	Capital expenditures	1,300	to	1,400
	Excess tax benefit from share-based compensation payments	10	to	20
Free cash flow		$1,800	to	$2,100

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”).  These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation, and rent (“EBITDAR”) and free cash flow.  The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information.  The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company’s core operations.  The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the table above and the selected financial information below.

Earnings Conference Call Information

The Company will host a conference call on Thursday, July 30, 2026, at 10:00 a.m. Central Time to discuss its results as well as future expectations.  Investors may listen to the conference call live on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations.”  Interested analysts are invited to join the call.  The dial-in number for the call is (888) 506-0062 and the conference call identification number is 532005.  A replay of the conference call will be available on the Company’s website through Thursday, July 29, 2027.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment, and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities, and other programs.  As of June 30, 2026, the Company operated 6,695 stores across 48 U.S. states, Puerto Rico, Mexico, and Canada.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” “guidance,” “target,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; trade disputes and changes in trade policies, including the imposition of new or increased tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; damage, failure, or interruption of information technology systems, including information security and cyber-attacks; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2025, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Leslie Skorick (417) 874-7142
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 427-8071

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2026	June 30, 2025	December 31, 2025
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$262,181	$198,613	$193,793
Accounts receivable, net	457,785	428,828	389,793
Amounts receivable from suppliers	170,728	123,273	159,900
Inventory	5,971,856	5,399,588	5,731,385
Other current assets	337,082	165,504	269,406
Total current assets	7,199,632	6,315,806	6,744,277

Property and equipment, at cost	10,741,816	9,708,429	10,222,249
Less: accumulated depreciation and amortization	4,191,571	3,758,465	3,964,824
Net property and equipment	6,550,245	5,949,964	6,257,425

Operating lease, right-of-use assets	2,484,413	2,409,177	2,391,150
Goodwill	955,211	943,314	948,208
Other assets, net	199,615	202,358	197,193
Total assets	$17,389,116	$15,820,619	$16,538,253

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$7,384,958	$6,858,649	$7,103,684
Self-insurance reserves	214,311	158,844	297,304
Accrued payroll	176,174	145,629	119,603
Accrued benefits and withholdings	275,493	238,984	240,072
Income taxes payable	—	312,545	13,957
Current portion of operating lease liabilities	452,275	434,151	439,907
Other current liabilities	1,071,463	573,084	561,294
Total current liabilities	9,574,674	8,721,886	8,775,821

Long-term debt	7,014,543	5,823,744	6,016,904
Operating lease liabilities, less current portion	2,120,615	2,055,053	2,034,688
Deferred income taxes	238,615	211,920	211,210
Other liabilities	276,394	239,878	262,982

Shareholders’ equity (deficit):
Common stock, $0.01 par value:
Authorized shares – 1,250,000,000
Issued and outstanding shares –
816,165,813 as of June 30, 2026,
850,561,094 as of June 30, 2025, and
841,909,238 as of December 31, 2025	8,162	8,506	8,419
Additional paid-in capital	1,536,955	1,499,288	1,530,292
Retained deficit	(3,416,414)	(2,748,221)	(2,328,817)
Accumulated other comprehensive income	35,572	8,565	26,754
Total shareholders’ deficit	(1,835,725)	(1,231,862)	(763,352)

Total liabilities and shareholders’ deficit	$17,389,116	$15,820,619	$16,538,253

Note:  The balance sheet at December 31, 2025, has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Sales	$4,892,013	$4,525,058	$9,452,552	$8,661,982
Cost of goods sold, including warehouse and distribution expenses	2,375,273	2,198,520	4,588,601	4,213,959
Gross profit	2,516,740	2,326,538	4,863,951	4,448,023

Selling, general and administrative expenses	1,530,994	1,412,068	3,036,597	2,792,087
Operating income	985,746	914,470	1,827,354	1,655,936

Other income (expense):
Interest expense	(69,871)	(57,337)	(132,616)	(114,901)
Interest income	1,589	1,885	3,337	3,549
Other, net	6,611	2,437	6,089	1,222
Total other expense	(61,671)	(53,015)	(123,190)	(110,130)

Income before income taxes	924,075	861,455	1,704,164	1,545,806
Provision for income taxes	209,011	192,860	384,919	338,726
Net income	$715,064	$668,595	$1,319,245	$1,207,080

Earnings per share-basic:
Earnings per share	$0.87	$0.78	$1.59	$1.41
Weighted-average common shares outstanding – basic	825,197	854,003	831,853	856,768

Earnings per share-assuming dilution:
Earnings per share	$0.86	$0.78	$1.58	$1.40
Weighted-average common shares outstanding – assuming dilution	828,875	858,440	835,661	861,368

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended
	June 30,
	2026	2025
Operating activities:
Net income	$1,319,245	$1,207,080
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	273,643	247,159
Amortization of debt discount and issuance costs	3,818	3,667
Deferred income taxes	27,504	(36,679)
Share-based compensation programs	17,512	18,812
Other	5,722	7,945
Changes in operating assets and liabilities:
Accounts receivable	(75,256)	(73,966)
Inventory	(239,312)	(280,899)
Accounts payable	284,815	331,082
Income taxes payable	(33,836)	314,779
Other	455,557	(227,014)
Net cash provided by operating activities	2,039,412	1,511,966

Investing activities:
Purchases of property and equipment	(552,050)	(587,685)
Proceeds from sale of property and equipment	5,142	2,695
Other, including acquisitions, net of cash acquired	(2,767)	(10,008)
Net cash used in investing activities	(549,675)	(594,998)

Financing activities:
Net proceeds of commercial paper	651,888	298,918
Proceeds from the issuance of long-term debt	847,365	—
Principal payments on long-term debt	(500,000)	—
Payment of debt issuance costs	(6,655)	(3,815)
Payment of excise tax on share repurchases	(18,718)	(17,012)
Repurchases of common stock	(2,433,023)	(1,176,640)
Net proceeds from issuance of common stock	37,763	48,167
Other	(270)	(433)
Net cash used in financing activities	(1,421,650)	(850,815)

Effect of exchange rate changes on cash	301	2,215
Net increase in cash and cash equivalents	68,388	68,368
Cash and cash equivalents at beginning of the period	193,793	130,245
Cash and cash equivalents at end of the period	$262,181	$198,613

Supplemental disclosures of cash flow information:
Income taxes paid	$100,317	$393,872
Interest paid, net of capitalized interest	119,269	110,374

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

		For the Twelve Months Ended
		June 30,
Adjusted Debt to EBITDAR:		2026	2025
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$7,014,543	$5,823,744
Add:	Letters of credit	197,809	162,289
	Unamortized discount and debt issuance costs	30,457	26,256
	Six-times rent expense	3,030,750	2,834,550
Adjusted debt		$10,273,559	$8,846,839

GAAP net income		$2,650,374	$2,423,674
Add:	Interest expense	252,779	225,470
	Provision for income taxes	748,155	655,250
	Depreciation and amortization	537,714	486,166
	Share-based compensation expense	33,815	33,514
	Rent expense (i)	505,125	472,425
EBITDAR		$4,727,962	$4,296,499

Adjusted debt to EBITDAR		2.17	2.06

(i)	The table below outlines the calculation of Rent expense and reconciles Rent expense to Total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the twelve months ended June 30, 2026 and 2025 (in thousands):

		For the Twelve Months Ended
		June 30,
		2026	2025
Total lease cost, per ASC 842		$606,667	$570,733
Less:	Variable non-contract operating lease components, related to property taxes and insurance	101,542	98,308
Rent expense		$505,125	$472,425

	June 30,
	2026	2025
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.6	1.6
Average inventory per store (in thousands) (2)	$892	$833
Accounts payable to inventory (3)	123.7%	127.0%

		For the Three Months Ended		For the Six Months Ended
		June 30,		June 30,
		2026	2025	2026	2025
Reconciliation of Free Cash Flow (in thousands):
Net cash provided by operating activities		$1,006,499	$756,846	$2,039,412	$1,511,966
Less:	Capital expenditures	307,603	300,734	552,050	587,685
	Excess tax benefit from share-based compensation payments	6,194	7,348	9,546	20,273
Free cash flow		$692,702	$448,764	$1,477,816	$904,008

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue Disaggregation (in thousands):
Sales to do-it-yourself customers	$2,336,858	$2,228,566	$4,526,990	$4,280,425
Sales to professional service provider customers	2,469,582	2,195,840	4,760,366	4,194,433
Other sales and sales adjustments	85,573	100,652	165,196	187,124
Total sales	$4,892,013	$4,525,058	$9,452,552	$8,661,982

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
	June 30,		June 30,		June 30,
	2026	2025	2026	2025	2026	2025
Store Count:
Beginning domestic store count	6,495	6,298	6,447	6,265	6,360	6,152
New stores opened	46	62	94	95	181	208
Stores closed	—	—	—	—	—	—
Ending domestic store count	6,541	6,360	6,541	6,360	6,541	6,360

Beginning Mexico store count	121	93	112	87	98	69
New stores opened	5	5	14	11	28	29
Stores closed	—	—	—	—	—	—
Ending Mexico store count	126	98	126	98	126	98

Beginning Canada store count	28	25	26	26	25	23
New stores opened	—	—	2	—	3	3
Stores closed	—	—	—	(1)	—	(1)
Ending Canada store count	28	25	28	25	28	25

Total ending store count	6,695	6,483	6,695	6,483	6,695	6,483

	For the Three Months Ended		For the Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Store and Team Member Information:
Total employment	95,822	92,810
Square footage (in thousands) (4)	52,697	50,238
Sales per weighted-average square foot (4)(5)	$91.10	$88.76	$351.82	$342.83
Sales per weighted-average store (in thousands) (4)(6)	$733	$698	$2,811	$2,672

(1)	Calculated as cost of goods sold for the last 12 months divided by average inventory.
(2)	Calculated as inventory divided by store count at the end of the reported period.
(3)	Calculated as accounts payable divided by inventory.
(4)	Represents O’Reilly’s U.S. and Puerto Rico operations only.
(5)	Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions, or closures.
(6)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate dates of openings, acquisitions, or closures.